UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 06, 2019

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 6, 2019, Lindblad Expeditions Holdings, Inc. and its subsidiary (the “Company”) and Ulstein Verft AS (the “Builder”) amended the shipbuilding contract dated February 25, 2019, for the National Geographic Resolution.

The addendum provides for, among other things, the Builder to give notice of its intent to deliver the Vessel three months early on or prior to June 1, 2021 by providing notice of such intended early delivery to the Buyer no later than May 30, 2020 (the “Early Delivery Notice”). In the event the Builder delivers an Early Delivery Notice, the Contract Delivery Date (under and as defined in the Shipbuilding Contract) will be deemed to be the date set forth in such Early Delivery Notice and any and all penalties and/or liquidated damages shall be in accordance with the Shipbuilding Contract (including by reference to the revised Contract Delivery Date).

The foregoing description and provisions of this amendment to the shipbuilding contract is summary in nature and is qualified in its entirety by reference to the Addendum No. 1 to the Shipbuilding Contract, a copy of which will be filed as an exhibit to the Company’s annual report on Form 10-K for the period ending December 31, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

December 11, 2019	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer